                                                     February 23, 2000

Danielson Holding Corporation
767 Third Avenue
New York, NY 10017

Ladies and Gentlemen:

         We have acted as counsel to Danielson Holding Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 900,000 previously issued shares (the "Shares") of its common stock, $.10 par value per share (the "Common Stock"). The Shares are to be sold by certain shareholders of the Company identified in the Registration Statement (the "Selling Shareholders"). This opinion is being rendered in connection with the filing of the Registration Statement.

         As such counsel, we have examined and are familiar with the Restated Certificate of Incorporation and By-laws, as amended, of the Company (each as amended to date), the minutes of the meetings of the stockholders and directors of the Company, the corporate stock records of the Company and the Registration Statement. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Company and such other documents and records as we have considered necessary for purposes of this opinion.

         We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We have also relied upon the accuracy of the aforementioned certificates of public officials and, as to matters of fact, of officers of the Company. We have also relied on Company records and have assumed the accuracy and completeness thereof.

Danielson Holding Corporation
February 23, 2000
Page 2

         We express no opinion as to the laws of any jurisdiction other than those of the United States of America and the General Corporation Law of the State of Delaware.

         Based on the foregoing, it is our opinion that the Shares have been duly authorized and validly issued, fully paid and non-assessable, and no personal liability attaches or will attach to the holders of such shares by reason of the ownership thereof.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

         The opinion expressed herein has been rendered at your request in connection with the filing of the Registration Statement with the Commission and may not be relied upon by you in any other manner or for any other purpose and may not be communicated or published by you to any other person for any purpose without our prior written approval in each instance. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we become aware, which may affect any of the opinions or statements contained herein as of the date hereof or to update, revise or supplement any such opinion or statement herein for any reason whatsoever.

                                                   Very truly yours,



                                                  Zukerman Gore & Brandeis, LLP